EXHIBIT 10 (vv)

FIRST AMENDMENT

TO

THE CHURCHILL DOWNS INCORPORATED

AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN (1997)

This First Amendment to the Churchill Downs Incorporated (the “Company”) Amended and Restated Incentive Compensation Plan (1997) (the “Plan”) is effective as of November 14th , 2008. Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Plan.

RECITALS

A. WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), places certain restrictions, among other things, as to the timing of distributions from nonqualified deferred compensation plans and arrangements;

B. WHEREAS, the Compensation Committee of the Board of Directors of the Company desires to amend the Plan to comply with Section 409A of the Code; and

C. WHEREAS, Section 9.2 of the Plan authorizes the Board or Compensation Committee to amend the Plan for any reason and at any time.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Section 7.1 of the Plan shall be amended by adding the following to the end of the first sentence:

“but in no event shall such payment be made after the 15th day of the third month following the end of such Plan Year”

IN WITNESS HEREOF, the Company has executed this First Amendment to the Policy effective as of the date written above.

CHURCHILL DOWNS INCORPORATED

By:	/s/ Charles G. Kenyon
Name:	Charles G. Kenyon
Title:	VP Human Resources